Exhibit 10.8

JACKSON HEWITT TAX SERVICE INC.

AMENDED AND RESTATED 2004 EQUITY AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT is effective as of [DATE OF GRANT] (the “Grant Date”), between Jackson Hewitt Tax Service Inc., a Delaware corporation (the “Company”), and the optionee specified on Exhibit A attached hereto and made a part hereof (the “Optionee”).

Pursuant to the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Optionee is to be awarded, on the terms and conditions set forth herein, and on the terms and conditions set forth in the Plan, an option (an “Option”) to purchase shares of common stock of the Company as specified below, and hereby grants such Option. Capitalized terms used herein which are not defined in this Stock Option Agreement will have the meanings set forth in the Plan. The Optionee acknowledges that he or she has received a copy of the Plan Prospectus.

1. Number of Shares and Purchase Price.

The Optionee is hereby granted an Option to purchase the number of shares of common stock of the Company specified on Exhibit A (the “Option Shares”) at the Option Price per Share specified on Exhibit A, pursuant to the terms of this Stock Option Agreement and the provisions of the Plan.

2. Term of Option and Conditions of Exercise.

(a) The Option has been granted as of the Grant Date and shall terminate on the Expiration Date specified on Exhibit A (which shall not exceed ten years from the Grant Date), subject to earlier termination as provided herein and in the Plan. Upon the termination or expiration of the Option, all rights of the Optionee in respect of such Option hereunder shall cease.

(b) The Option Shares shall vest based on the achievement of the financial performance goals during fiscal year 2009 as set forth on Exhibit A; provided, however, that if the number of Option Shares would result in the issuance of a fraction of a share, no fractional share shall be issued and instead the number of Option Shares shall be increased or decreased to the next whole number. The determination by the Committee with respect to the financial performance levels achieved by the Company during fiscal year 2009 and the number of Option Shares that vests shall be made on a date not later than July 31, 2009 (the “Performance Measurement Date”). Any Option Shares that fail to meet the financial performance goals set forth on Exhibit A shall be forfeited. The Option Shares that have vested based on the achievement of the financial performance goals are herein referred to as the “Performance Vested Shares.” So long as the Optionee continues to be employed by the Company, the Performance Vested Shares shall vest after one year from the Grant Date as to one-third of the Option Shares, after two years from the Grant Date as to two-thirds of the Performance Vested Shares and after three years from the Grant Date as to 100% of the Performance Vested Shares; provided, however, that any fractional Performance Vested Shares shall not vest, or be delivered, until the final vesting event.

3. Termination of Employment.

(a) Except as provided in this Section 3, the Option may not be exercised following the Optionee’s termination of employment with the Company and its subsidiaries.

(b) If the Optionee’s termination of employment is due to any reason other than (i) the Optionee’s death; (ii) the Optionee becoming Disabled (as defined in the Optionee’s employment agreement); (iii) a Without Cause Termination (as defined in the Optionee’s employment agreement); or (iv) a Constructive Discharge (as defined in the Optionee’s employment agreement), then the Optionee shall have the right to exercise the Option for any Performance Vested Shares during the period of twelve (12) months following such termination (subject to the original expiration date of the Option).

(c) If the Optionee’s termination of employment is due to (i) the Optionee’s death; (ii) the Optionee becoming Disabled; (iii) a Without Cause Termination; or (iv) a Constructive Discharge, then the Optionee shall have the right to exercise the Option for any Performance Vested Shares during the period of twenty-four (24) months following such termination (subject to the original expiration date of the Option).

4. Exercise of Option.

The Option may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time. The exercise of the Option is subject to the Optionee making appropriate tax withholding arrangements with the Company in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time.

5. Adjustment upon Changes in Capitalization.

The Option is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in Section 3 of the Plan.

6. Miscellaneous.

(a) Entire Agreement. This Stock Option Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning the Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Stock Option Agreement or the Plan.

(b) Captions. The captions and section numbers appearing in this Stock Option Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Stock Option Agreement.

(c) Notices. Any notice or communication having to do with this Stock Option Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

(d) Succession and Transfer. Each and all of the provisions of this Stock Option Agreement are binding upon and inure to the benefit of the Company and the Optionee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan.

(e) Governing Law. This Stock Option Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

(f) Blackout Periods. The Optionee acknowledges that, from time to time as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this Option may not be exercised. The Company may establish a blackout period for any reason or for no reason.

This Stock Option Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference herein as provisions of this Stock Option Agreement. If there is a conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan will govern.

IN WITNESS WHEREOF, the Company has executed this Stock Option Agreement on the date and year first above written.

JACKSON HEWITT TAX SERVICE INC.

By:
Michael C. Yerington President and Chief Executive Officer

Exhibit A

3 Sylvan Way

Parsippany, NJ 07054

Effective [GRANT DATE] (the “Grant Date”), you have been granted an option (the “Option”) to buy [            ] shares of Jackson Hewitt Tax Service Inc. (the “Company”) common stock (the “Option Shares”) with an exercise price equal to $[        ] per share. The Option is granted pursuant to the Company’s Amended and Restated 2004 Equity and Incentive Plan (the “Plan”).

The portion of the Option Shares that vest shall be equal to the number set forth across from the financial performance levels achieved by the Company during fiscal year 2009 as forth in the table below.

[VESTING TABLE]

The Option will expire on [                    ].

By your signature and the Company’s signature below, you and the Company agree that these Options are granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

Jackson Hewitt Tax Service Inc.	Date

[OPTIONEE]	Date

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.